Exhibit 15-1
               Letter on Unaudited Interim Financial Information


January 8, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Apollo Group, Inc. has incorporated by reference our report dated January 8, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statements on Form S-8 (Registration No. 33-87844, Registration No. 33-88982, Registration No. 33-88984 and Registration No. 33-63429). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PRICE WATERHOUSE LLP